EXHIBIT 99.1

INVESTVIEW (OTCQB:INVU) FEATURED ON
GLOBALLY SYNDICATED TV SHOW

Eatontown, NJ, November 4TH, 2019 – Investview Inc. (OTCQB:INVU) was featured on Money TV a globally syndicated broadcast hosted by Donald Baillargeon.

Money TV interviewed Annette Raynor, Investview’s CEO and discussed the company’s objectives and broad vision. “Money TV with Donald Baillargeon” is an internationally syndicated weekly financial television show which is broadcast into 180 million households in 75 countries. More than 1,000 episodes of the show have been aired since its 1996 debut.

Money TV is not a one and done TV program. Once a company is featured on the show, Money TV continues to provide coverage on the company and its news events.

CEO Raynor said “We are very excited now that Money TV will be providing ongoing coverage on Investview. Because its globally syndicated and our Kuvera subsidiary has customers in over 100 countries, it’s the perfect venue. Money TV’s audience provides us with the opportunity to attract new shareholders and new customers for our unique products and services.”

For a global channel listing for when the program is broadcast in a local area go to http://moneytv.net/global-tv-listing/

To view this week’s show online go to http://moneytv.net/this-weeks-show/

About Investview, Inc.

Investview, Inc. is a diversified technology company leveraging the latest innovations in technology for financial education, services and interactive tools. Investview’s family of subsidiaries focus on delivering products that serve individuals around the world. From personal money management, to advancement in blockchain technologies, Investview companies are forging a path for individuals to take advantage of financial and technical innovations. For more information on Investview and all of its wholly owned subsidiaries please visit: investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. Except as required by federal securities laws, we undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contact:

pr@investview.com